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                                                                    Exhibit 10.3

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (I) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (II) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO WATERLINK, INC. THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

                            13.00 % SUBORDINATED NOTE
                           --------------------------

$500,000                                               Dated:  January 18, 2001

For value received, Waterlink, Inc., a Delaware corporation with its principal offices at 4100 Holiday Street, Canton, OH 44718(the "Maker"), hereby promises to pay to the order of BRANTLEY VENTURE PARTNERS III, L.P., a Delaware limited partnership with its principal offices at 20600 Chagrin Blvd., Suite 1150, Cleveland, Ohio 44122, or its assigns (collectively, the "Holder"), at its principal offices or at such other place as the Holder may direct in writing to the Maker, in lawful money of the United States of America, the principal amount of Five Hundred Thousand Dollars ($500,000) and interest, as provided herein, all without relief from valuation or appraisement laws. This Note is one of a series of notes issued on the date hereof in the aggregate principal amount of One Million Dollars ($1,000,000) (collectively, the "Notes").

1. PAYMENT OF PRINCIPAL. Subject to acceleration or earlier payment as provided for elsewhere in this 13.00 % Subordinated Note (the "Note"), the Maker shall pay to the Holder on January 18, 2002, Five Hundred Thousand Dollars ($500,000) in principal plus all accrued and unpaid interest on the full principal balance of this Note as of that date.

2. INTEREST. Interest on the unpaid principal balance hereof existing from time to time shall accrue at the rate of 13.00 % per annum; provided, however, interest shall accrue at the rate of 15.00 % per annum so long as an "Event of Default," as specified in SECTION 4(A), exists hereunder. Interest shall be calculated on the basis of actual daily balances of outstanding principal for the exact number of days the principal remains outstanding and shall be computed on the basis of a 360-day year. Subject to acceleration or earlier payment as provided elsewhere in this Note, interest shall be payable quarterly in arrears on each April 18, July 18, October 18 and January 18 until this Note, including all accrued and unpaid interest, is paid in full.

3. PREPAYMENT. The Maker may prepay all or any portion of the unpaid principal balance hereof and accrued interest, without premium or penalty; provided, however, all sums received in prepayment shall first be applied in payment of accrued but unpaid interest and the excess, if any, shall then be applied to the unpaid principal balance hereof (with the principal credited to installments of the principal balance due hereunder in inverse order of their maturity). Any payments or prepayments made on the Notes, whether principal, interest or premium (if any), shall be made ratably as to all of the Notes.


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4.       DEFAULT AND REMEDIES.
         (a). If any of the following events (an "Event of Default" or collectively "Events of Default") shall have occurred and be continuing, that is to say: (i) the Maker defaults in the payment of principal of or interest or premium (if any) on this Note when due and the Maker does not cure that default within 3 days after the due date;
         (ii) the Maker defaults in the performance of any obligation under this Note (other than the payment described in the immediately preceding clause) and the Maker does not cure that default within 30 days after receipt by the Maker of written notice from the Holder; (iii) the Maker defaults in any payment of principal of or interest on any Senior Debt, beyond any period of grace provided with respect thereto or in the performance of any other term or condition contained in any agreement under which any such obligation is created if the effect of such default results in Senior Debt in excess of $1,000,000 becoming due prior to its stated maturity without such indebtedness being discharged or such acceleration being rescinded or annulled within a period of sixty (60) days; (iv) an order for relief shall be entered in any federal bankruptcy proceeding in which the Maker is the debtor; or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceedings shall be instituted by or against the Maker or all or any part of the property of the Maker under the Federal Bankruptcy Code or any other bankruptcy or insolvency law of the United States or any bankruptcy or insolvency law of any state of competent jurisdiction unless, if such proceedings are instituted against the Maker, such proceedings are dismissed and discharged within ninety (90) days after they are instituted; or (v) the Maker shall have become insolvent or unable to pay its debts as they mature, cease doing business as a going concern, undergo dissolution or liquidation, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, or if a trustee, receiver or liquidator shall be appointed for the Maker, or for any substantial portion of the assets of the Maker, and such appointment shall not be vacated within ninety (90) days;

         then, except as provided below with respect to an Event of Default under paragraph (a) of this Section 4, the holder of the Note if only one Note shall be outstanding, or the holders of at least a majority of the principal amount of the Notes, if more than one Note shall be outstanding, may at its or their option, after notice in writing to the Maker, declare the Note or all of the Notes, as the case may be, to be forthwith due and payable and thereupon the Note, or all of the Notes, shall be and become due and payable, together with interest and all other amounts accrued thereon (provided that if an Event of Default results from the filing of a voluntary petition in any bankruptcy proceeding or the filing of an involuntary petition in any bankruptcy proceeding which is not dismissed and discharged within ninety (90) days, the Notes thereupon shall immediately become due and payable, with interest accrued thereon, without any notice from the holders of the Notes or otherwise), and, subject to the provisions of Section 5 hereof, the holder or holders of the Note or Notes may take any action or proceeding at law or in equity which it or they deem advisable for the protection of its or their interests to collect and enforce payment and the Maker shall pay all expenses, court costs and reasonable attorneys' fees incurred in connection with or arising out of any default hereunder. Notwithstanding the foregoing, in case an Event of Default under paragraph (a) of this Section 4 shall occur,

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         the holders shall have none of the rights and remedies otherwise contemplated by this Section 4 (including, without limitation, the right to accelerate the maturity of the Notes) UNLESS AND UNTIL (i) the Blocking Period (as defined herein) shall have expired without the same having been cured or waived; and (ii) the Blocking Period shall have expired without any holder of Senior Debt having accelerated the maturity of such Senior Debt, but in such event, upon the satisfaction of said conditions (i) and (ii) above, the holders will have the rights and remedies contemplated by this Section 4.

                  In the event that the holders of Senior Debt in excess of $1,000,000 shall accelerate the maturity of any such Senior Debt, as a result of a default under the Loan Documents (as defined herein) or the Subsequent Loan Documents (as defined herein), then the indebtedness outstanding on the Notes, including all accrued and unpaid interest, principal and premium, if any, as well as any fees and expenses payable to the holders of the Notes (unless waived by the holders of Senior Debt in excess of $1,000,000), shall be simultaneously accelerated. If any acceleration is rescinded or annulled by the holders of Senior Debt within sixty (60) days from such acceleration of such Senior Debt, the acceleration of the Notes will automatically be rescinded.

         (b). If this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any bankruptcy court, or by any judicial proceeding, or is placed in the hands of attorneys for collection, then the Maker shall pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney's fees incurred by the Holder.

5.       SUBORDINATION.

         (a). SUBORDINATION TO SENIOR DEBT. Notwithstanding anything to the contrary contained in this Note, the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that the Maker's indebtedness under this Note shall be junior and subordinate to the Senior Debt (as hereafter defined) to the extent and in the manner set forth in this SECTION 5, except to the extent otherwise agreed to in writing by the Holder and any Senior Lender (as defined herein) with respect to the Senior Debt held by or payable to that Senior Lender. Each subsection of this SECTION 5 shall be given independent effect so that if a particular payment or action is prohibited by any one of these subsections, it shall be prohibited although it otherwise would not be prohibited by another subsection. Without the prior written consent of the Senior Lender (or, in the case of the Senior Credit Facility, of the agent thereof), the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that so long as such Senior Debt is outstanding or commitments under the Senior Credit Facility shall remain in effect, (i) the Maker will not make and the Holder will not receive any voluntary prepayments hereunder, (ii) the Maker will not grant and the Holder will not receive any collateral as security for obligations hereunder, and (iii) the Maker and the Holder will not amend any provision of this Section 5 nor amend in any way adverse to any Senior Lender any other provision of this Note.


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         (b). PAYMENT DEFAULT ON SENIOR DEBT. If at any time a default occurs in the payment when due (whether at maturity or upon acceleration or mandatory prepayment, or on any principal installment payment date or interest payment date, or otherwise) ("Payment Default") of any Senior Debt, then at all times thereafter until (i) the Payment Default has been cured, (ii) the Payment Default or the benefits of this sentence have been waived in writing by or on behalf of the Senior Lenders holding that Senior Debt, or (iii) payment in full of all affected Senior Debt, the Maker shall not, directly or indirectly, make any Distribution of Assets (as hereinafter defined) or Payment (as hereinafter defined) with respect to this Note.

         (c). DISSOLUTION, LIQUIDATION OR REORGANIZATION OF MAKER. In the event of (i) any insolvency or bankruptcy proceeding brought by or against the Maker; (ii) any receivership, liquidation, reorganization or other similar proceeding relative to the Maker or to its property, including its Subsidiaries; or (iii) any proceedings for voluntary liquidation, dissolution or other winding up of the Maker, whether or not involving insolvency or bankruptcy, the holders of Senior Debt shall be entitled to receive payment in full in cash of all principal, premium (if any), fees and charges in respect of, and interest on, all Senior Debt (including interest thereon accruing after the commencement of any such proceedings) before the holders of the Notes shall be entitled to receive any payment or distribution in respect of the Notes. Pursuant to the foregoing, the holders of Senior Debt (until payment in full in cash of all principal, premium (if any), fees and charges in respect of, and interest on, all Senior Debt, including interest thereon accruing after the commencement of any such proceedings at the rate specified in the applicable Senior Debt whether or not such interest is an allowable claim in such case or proceeding) shall be entitled to receive for application and payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Notes (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of, or any security for, any securities which are subordinate and junior in right of payment of the Notes). The holders of the Notes shall not exercise or attempt to exercise any right of set off or counterclaim in respect of any obligations of the holders of the Notes to the Maker against the obligations of the Maker under the Notes if the effect thereof shall be to reduce the amount of any such payment or distribution to which the holders of Senior Debt would be entitled in the absence of such set off or counterclaim; and if and to the extent that notwithstanding the foregoing, the holders of the Notes are required by any mandatory provision of law to exercise any such right of set off or counterclaim each reduction of the amount owing on account of the principal of or interest on the Notes by reason of such set off or counterclaim shall be deemed to be a payment by the Maker in a like manner in respect of the Notes to which the second sentence of this subsection (c) shall apply.

         In the event that any default shall occur and be continuing with respect to any Senior Debt permitting the holders, with or without the making of demand, the giving of notice or otherwise, of such Senior Debt to accelerate the maturity thereof, the Maker shall not pay and the Holders shall not be entitled to receive any Payment or Distribution of Assets in

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         respect of the Notes of any kind, whether of principal, premium (if applicable) or interest or, except to the extent otherwise provided in subsection (d) below, institute any judicial or legal proceedings or seek to enforce any other rights or remedies whatsoever UNLESS AND UNTIL (i) a period of one hundred seventy-five (175) days (the "Blocking Period") shall have elapsed from the date of such default without the same having been cured or waived; and (ii) the Blocking Period shall have elapsed without any holder of Senior Debt having accelerated the maturity of such Senior Debt, but in such event, upon the satisfaction of the conditions set forth in (i) and (ii) above, the holders of the Notes will have the rights and remedies contemplated by the Notes.

                  Each holder of the Notes will at all times retain the right to vote its claims and otherwise act and participate in any insolvency, bankruptcy or reorganization proceeding relative to the Maker; provided, however, no holder of the Notes in their capacity as such shall take any action or vote its claims in the course of any such bankruptcy, insolvency or reorganization proceedings so as to:

                  (i) contest the validity or the enforceability of the agreements governing Senior Debt including the Loan Documents or any Subsequent Loan Documents, the promissory notes issued to the holders of Senior Debt, or the liens and security interests to the extent granted with respect to the Senior Debt;

                  (ii) contest the rights and duties of the holders of Senior Debt established in the agreements or instruments governing the same or any security agreement with respect to such liens and security interests;

                  (iii) contest the validity or enforceability of this Section
                  5;

                  (iv) contest the validity or enforceability of this Note or any agreement or instrument to the extent evidencing or relating to the indebtedness of Maker to such holder; or

                  (v) compromise their claims so as to deprive the holders of Senior Debt of the benefit of receiving all amounts otherwise payable to the holders of the Notes pursuant to the reorganization or liquidation of the Maker resulting from such proceeding.

         (d). SUBROGATION. No Distribution of Assets or Payment to which the Holder would have been entitled except for the provisions of SECTION 5 and which are received by or paid over to the Senior Lenders or their Representative (as hereinafter defined) shall, as between the Maker and its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to the Senior Lenders or on account of the Senior Debt, and the Holder shall be subrogated (without any duty on the part of the Senior Lenders to warrant, create, effectuate, preserve or protect such subrogation) to the then or thereafter existing rights of the Senior Lenders to receive Distributions of Assets or payments made on the Senior Debt until this Note shall be paid in full.


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         (e). PAYMENTS HELD IN TRUST. If the Holder receives any Distribution of
         Assets or Payment which the Holder is not entitled to retain under the provisions of this SECTION 5, any such Distribution of Assets or Payment so received shall be held in trust for the Senior Lenders, shall not be commingled with any other assets of the Holder, and shall be paid to the Senior Lenders, pro rata, to the extent necessary to make payment in full, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

         (f). CHANGES IN SENIOR DEBT. Any Senior Lender may at any time and from time to time with notice to the Holder: (i) extend, renew, modify, waive or amend the terms of the Senior Debt; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any guarantor or any other person liable in any manner for the Senior Debt or amend or waive the terms of the Senior Debt; (iv) exercise or refrain from exercising any rights against the Maker or any other persons; (v) apply in any order any sums by whomever paid or however realized to the Senior Debt; and (vi) take any other action which otherwise might be deemed to impair the Holder's rights. Any and all of such actions may be taken by the Senior Lenders without incurring responsibility to the Holder and without impairing or releasing the Holder's obligations to the Senior Lenders.

         (g). THIRD-PARTY BENEFICIARY, ETC.. The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Holder on the other hand. Such provisions are for the benefit of the Senior Lenders (and their successors and assigns) and shall be enforceable by them directly against the Holder except to the extent otherwise agreed to in writing by the Holder and any other Senior Lender.

         (h). DEFINITIONS. As used in this SECTION 5 (or as elsewhere used in this Note) the following terms shall have the meanings indicated:

         "Distribution of Assets" means any distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether a payment, purchase or other acquisition or retirement for cash, property, or securities, with respect to the Maker's obligations under this Note.

         "Payment" means payment (including any setoff by the Holder of obligations owed by the Holder to the Maker against obligations of the Maker hereunder) of any obligation now or hereafter existing under this Note (as it may hereafter be amended, supplemented, or otherwise modified from time to time), whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and all other amounts payable in respect thereof or in connection therewith.

         "Representative" means, with respect to any Senior Debt, the trustee, agent, or other representative for one or more of the Senior Lenders, if any, designated in the indenture,

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         agreement or document creating, evidencing or governing such Senior
         Debt or pursuant to which it was issued, or otherwise designated by the holders of such Senior Debt.

         "Senior Debt" means all indebtedness and other obligations specified below whether outstanding on the date of this Note or hereafter created, incurred or assumed by the Maker:

                  (i) the obligations of the Maker and its subsidiaries, including, without limitations the principal of, and premium and interest on, all loans, letters of credit bankers' acceptances and other extensions of credit under the Loan Documents (as defined in that certain Amended and Restated Credit Agreement dated as of February 11, 2000, as heretofore and as hereafter amended, among the Maker and Bank of America, NA, as agent, and the other financial institutions party thereto (the "Senior Credit Facility")) and all commitment, facility and other fees and all expenses, reimbursements, indemnities and other amounts payable by the Maker thereunder;

                  (ii) all other indebtedness of the Maker which by its express terms is made senior to the Notes; provided, however, that any indebtedness incurred by the Maker under this clause (ii) must be created in connection with or arise out of a transaction in which the Maker or any subsidiaries of the Maker received cash loan proceeds, property or credit support in the form of a letter of credit, guaranty or like instrument;

                  (iii) all interest accrued or accruing on Senior Debt after the commencement of any insolvency, bankruptcy or receivership case or proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any such Senior Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowable as a claim in such case or proceeding; and

                  (iv) any refinancings, refundings, renewals or extensions, in whole or in part, of any indebtedness or other obligation described in clauses (i) or (ii) above under any loan documents (the "Subsequent Loan Documents") entered into in connection with any credit facility entered into after the termination of the Senior Credit Facility or otherwise.

         "Senior Lender" or "Senior Lenders" means one or more of the holders of Senior Debt.

6. NOTICES. All notices, requests, demands, or and other communications that are required or may be given pursuant to the terms of this Note shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the


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third day after mailing if mailed by first-class mail, return receipt requested, and properly addressed as follows:

If to the Maker, to:
                           Waterlink, Inc.
                           4100 Holiday Street NW
                           Canton, Ohio 44718-2532
                           Attention: President
                           Fax: (330)-649-4008
         Copies to:
                           Benesch, Friedlander, Coplan & Aronoff LLP
                           2300 BP Tower
                           200 Public Square
                           Cleveland, Ohio 44114
                           Attention: Douglas Haas, Esq.
                           Fax: (216)-363-4588
If to the Holder, to:
                           Brantley Venture Partners III, L.P.
                           20600 Chagrin Blvd.
                           Suite 1150
                           Cleveland, Ohio 44122
                           Attention: Mr. Robert P. Pinkas
                           Fax: (216)-283-5324

or to such other address as may be specified in writing by any of the above.

7. REMEDIES. The remedies provided by this Note shall be cumulative, and shall be in addition to and not exclusive of other remedies available under or pursuant to the Investment Agreement, at law, or in equity. The exercise or waiver by the Holder of any right or remedy available under this Note shall not be deemed to be a waiver of any other right or remedy available under this Note, the Investment Agreement, at law, or in equity.

8.       MISCELLANEOUS.

         (a). Whenever used herein, the singular includes the plural and the plural includes the singular. The term "Maker" means the corporation named in the opening paragraph hereof and its successors and assigns.

         (b). Ohio law shall govern the interpretation, construction, and enforcement of this Note and all transactions contemplated hereby, notwithstanding any state's choice of law rules to the contrary.

         (c). The Holder, by acceptance of this Note, hereby represents and warrants that (i) this Note has been acquired by the Holder for investment only and not for resale or distribution hereof and (ii) the Holder is an "accredited investor" as defined in Rule



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         501(a) under the Securities Act of 1933, as amended (the "Act"). The
         Holder, by acceptance of this Note, further understands, covenants and agrees that the Maker is under no obligation and has made no commitment to provide for registration of this Note under the Act or state securities laws, or to take such steps as are necessary to permit the sale of this Note without registration under those laws.

         (d). The captions of the sections of this Note are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Note.

IN WITNESS WHEREOF, the Maker has executed, acknowledged and delivered this Note as of the day and year first above written.

WATERLINK, INC.

By: /s/ Mark E. Brody
  Mark E. Brody, Chief Financial Officer

Accepted and agreed to as of this 18th day of January, 2001:

BRANTLEY VENTURE PARTNERS III, L.P.
By:   BRANTLEY VENTURE MANAGEMENT III, L.P., as General Partner
By:   PINKAS FAMILY PARTNERS, L.P., a General Partner

By:  /s/ Robert P. Pinkas
  Robert P. Pinkas, General Partner